                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS'


THE BOARD OF DIRECTORS
BURNHAM PACIFIC PROPERTIES, INC.:



We consent to the incorporation by reference in the registration statement (No. 33-68712) on Form S-3 of Burnham Pacific Properties, Inc. of our report dated January 31, 1997, with respect to the combined statements of revenue and direct operating expenses of The Downey Porfolio for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K/A of Burnham Pacific Properties, Inc. dated January 31, 1997, filed on April 15, 1997 and to the reference to KPMG Peat Marwick LLP under the heading "Experts" in the Prospectus. Such report contains a paragraph that states that the combined statements of revenue and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1. It is not intended to be a complete presentation of The Downey Portfolio's combined revenue and expenses.




//KPMG Peat Marwick LLP//
San Diego, California
April 15, 1997